EXHIBIT 3 TO SCHEDULE 13D

                             BAILEY PLEDGE AGREEMENT

     THIS BAILEY PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), dated as of April 30, 1998, is made by each of the undersigned (hereinafter collectively referred to as the "PLEDGORS" and individually as a "PLEDGOR"), in favor of NALCO FT, INC., a Delaware corporation (the "SELLER"), in its individual capacity and as agent (in such capacity, the "NALCO AGENT") for each of the Nalco Parties (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Fuel Tech, Inc., a Massachusetts corporation (the "PURCHASER") and the Seller have entered into a Purchase Agreement dated as of March 23, 1998 (the "PURCHASE AGREEMENT"), pursuant to which the Purchaser has agreed to acquire from the Seller, and the Seller has agreed to sell to Purchaser, the Seller's fifty percent (50%) partnership interest (the "PARTNERSHIP INTEREST") in Nalco Fuel Tech, a Delaware general partnership (the "JOINT VENTURE") organized under a Partnership Agreement dated as of January 31, 1990, as amended (the "PARTNERSHIP AGREEMENT"), between the Seller and the Purchaser;

     WHEREAS, concurrently with the consummation of the acquisition by the Purchaser of the Partnership Interest under the Purchase Agreement, the Pledgors and Fuel-Tech N.V., a Netherlands Antilles limited liability company ("FTNV") and the owner of all the issued and outstanding capital stock of the Purchaser, will consummate the transactions contemplated by a Securities Purchase Agreement dated as of March 23, 1998 (the "Securities Purchase Agreement"), pursuant to which the Pledgors shall receive stock and warrants to purchase stock in FTNV (and the right to register such stock under certain circumstances);

     WHEREAS, it is a condition precedent to the Closing of the Purchase Agreement that each Pledgor execute and deliver this Pledge Agreement; and

         WHEREAS, it is in the best interests of each Pledgor to execute this Pledge Agreement inasmuch as each Pledgor will derive substantial direct and indirect benefits from the acquisition of the Partnership Interest by the Purchaser;

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each Pledgor agrees, for the benefit of the Nalco Agent and each Nalco Party, as follows:


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                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.1. PURCHASE AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Purchase Agreement.

         SECTION 1.2. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

         SECTION 1.3. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "ASSIGNED AGREEMENTS" means the agreements listed in ITEM B of ATTACHMENT 1, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "BAILEY CALL AGREEMENTS" means that certain Call Agreements dated as of March 23, 1998, among Ralph E. Bailey, Douglas G. Bailey and certain of the other Pledgors.

     "COLLATERAL" is defined in SECTION 2.1.

     "COLLATERAL DOCUMENT" means any of this Pledge Agreement, the Fuel Tech Pledge Agreement or the Security Agreement.

         "DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares, Pledged Warrants or other shares of capital stock constituting Collateral, but shall not include Dividends.

         "DIVIDENDS" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not as a liquidating dividend.

         "EVENT OF DEFAULT" means a Purchaser Event of Default.

         "FTNV" is defined in the SECOND RECITAL.

         "JOINT VENTURE" is defined in the FIRST RECITAL.



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         "NALCO AGENT" is defined in the PREAMBLE.

         "NALCO PARTIES" means the Nalco Agent, the Seller, Nalco and each other
Person  entitled  to   indemnification  by  the  Purchaser  under  the  Purchase
Agreement.

         "OBLIGOR" means each Person, including the Purchaser, liable under the Purchase Agreement, the Purchaser Note or any Collateral Document.

         "PARTNERSHIP AGREEMENT" is defined in the FIRST RECITAL.

         "PARTNERSHIP INTEREST" is defined in the FIRST RECITAL.

         "PERMITTED TRANSFER" shall mean the transfer of Pledged Shares or Pledged Warrants by a Pledgor as the result of (i) the death of such Pledgor,
(ii) a transfer in trust or to a partnership, limited partnership or limited liability company, in each case all of the beneficial interests of which are held, directly or indirectly, for the benefit of the Pledgor or his/her immediate family, (iii) divorce proceedings involving such Pledgor, (iv) bankruptcy proceedings involving a Pledgor or by operation of law, or (v) pursuant to one of the Bailey Call Agreements; provided that each such transferee Person shall have delivered to the Nalco Agent (x) such stock or warrants, in due form for transfer, and (y) an executed counterpart of this Pledge Agreement.

         "PLEDGE AGREEMENT" is defined in the PREAMBLE.

         "PLEDGED PROPERTY" means all Pledged Shares, all Pledged Warrants, all other pledged shares of capital stock or promissory notes, all other securities, all assignments of any amounts due or to become due or to become due in respect of any such shares, notes or other securities, all other instruments which are now being delivered by any Pledgor to the Nalco Agent or may from time to time hereafter be delivered by any Pledgor to the Nalco Agent for the purpose of being pledged under this Pledge Agreement, and all proceeds of any of the foregoing.

         "PLEDGED SHARE ISSUER" means FTNV.

         "PLEDGED SHARES" means all shares of capital stock of the Pledged Share Issuer issued to the Pledgors in connection with the Securities Purchase Agreement which are delivered by any Pledgor to the Nalco Agent as Pledged Property hereunder, together with any Distributions thereon.

         "PLEDGED WARRANTS" means all warrants or options to purchase capital stock of the Pledged Share Issuer issued to the Pledgors in connection with the Securities Purchase Agreement which are delivered by any Pledgor to the Nalco Agent as Pledged Property hereunder, together with any Distributions thereon.

         "PLEDGOR" is defined in the PREAMBLE.




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                                                                               4





         "PURCHASE AGREEMENT" is defined in the FIRST RECITAL.

         "PURCHASER" is defined in the FIRST RECITAL.

         "SECURITIES PURCHASE AGREEMENT" is defined in the SECOND RECITAL.

         "SELLER" is defined in the PREAMBLE.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of Illinois, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Illinois, in which case "U.C.C." means the Uniform Commercial Code as in effect in such jurisdiction.

                                   ARTICLE II.
                                     PLEDGE

         SECTION 2.1. GRANT OF SECURITY INTEREST. Each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Nalco Agent, for its benefit, and hereby grants to the Nalco Agent, for its benefit and the ratable benefit of the Nalco Parties, a continuing security interest in, all of such Pledgor's right, title and interest in and to the following property (with respect to each Pledgor, such Pledgor's "COLLATERAL"):

            a) the number of shares of capital stock of the Pledged Share Issuer specified in ITEM A of ATTACHMENT 1 opposite the name of such Pledgor;

            b) warrants to purchase the number of shares of capital stock of the Pledged Share Issuer specified in ITEM A of ATTACHMENT 1 opposite the name of such Pledgor;

            c) all other Pledged Shares issued from time to time to such Pledgor
pursuant  to  the  exercise  of  Pledged   Warrants  or  in  connection  with  a
Distribution on the Pledged Shares;

            d) all other Pledged Property of such Pledgor, whether now or hereafter delivered to the Nalco Agent in connection with this Pledge Agreement;

            e) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property of such Pledgor;


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                                                                               5




            f) the Assigned Agreements, including, without limitation, (i) all rights of such Pledgor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Pledgor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Pledgor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and

            g) all proceeds of any of the foregoing.

         SECTION 2.2. SECURITY FOR SECURED OBLIGATIONS. This Pledge Agreement secures the payment in full of all Purchaser Obligations now or hereafter existing. The Nalco Agent and the Nalco Parties agree that they will forbear from foreclosing or otherwise exercising remedies upon any of the Collateral until such time as at least ninety (90) days have passed since an Event of Default has occurred, the Purchaser Obligations have become due and payable and the Nalco Agent has commenced exercise of one or more of its applicable remedies against the "Collateral" (as defined in the Fuel Tech Pledge Agreement) and the "Collateral" (as defined in the Security Agreement), and such exercise of remedies under the Fuel Tech Pledge Agreement and the Security Agreement (as conducted by the Nalco Agent and/or the Nalco Parties in their sole discretion but in good faith) were insufficient to satisfy the Purchaser Obligations in full during such 90-day forbearance period; provided, however, that such 90-day forbearance period shall not be applicable (i) to any Pledgor under this Pledge Agreement who shall have died or be involved in a bankruptcy proceeding or (ii) if Fuel Tech shall at such time be involved in a bankruptcy proceeding and the Nalco Agent shall be prevented as a result of the automatic stay from exercising such remedies; and provided further, that so long as the Nalco Agent is proceeding in good faith in the exercise of such remedies, nothing in this
Section 2.2 shall require the Nalco Agent to be successful in realizing upon any of such "Collateral."

         SECTION 2.3. DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Warrants, shall be delivered to and held by or on behalf of the Nalco Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         SECTION 2.4. DIVIDENDS ON PLEDGED SHARES. In the event that any Dividend is to be paid on any Pledged Share at a time when no Event of Default has occurred and is continuing, such Dividend may be paid directly to the applicable Pledgor. If any Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Nalco Agent.



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         SECTION  2.5.  CONTINUING  SECURITY  INTEREST;  TRANSFER  OF  PURCHASER
OBLIGATIONS. This Pledge Agreement shall create a continuing security interest in the Collateral and shall:

     a) remain in full  force and  effect  until the  indefeasible  payment  and
satisfaction  in  full  of  all  Purchaser   Obligations   (subject  to  earlier
termination as provided in this SECTION);

     b) be binding upon each Pledgor and its successors, transferees and assigns; and

     c) inure, together with the rights and remedies of the Nalco Agent hereunder, to the benefit of the Nalco Agent and each other Nalco Party and their respective successors, transferees and assigns.

     Upon the indefeasible payment and satisfaction in full of the Purchaser Note and all Earnout Payments, the security interest granted herein shall terminate and all rights to the Collateral of each Pledgor shall revert to such Pledgor; PROVIDED that there are at such time no existent claims for indemnity under Section 10.4 of the Purchase Agreement; PROVIDED FURTHER that if there are any such claims for such indemnity at such time, then the security interests granted hereby shall remain to secure the payment of any amounts which may become due and payable in respect of such claims; and PROVIDED FURTHER that thereafter upon the indefeasible payment and satisfaction in full of all such claims for indemnity under said Section 10.4 of the Purchase Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Nalco Agent will, at such Pledgor's sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and Pledged Warrants (to the extent that such Pledged Warrants have not yet been exercised) pledged pursuant hereto by such Pledgor, together with all other Collateral pledged pursuant hereto by such Pledgor and held by the Nalco Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

         SECTION 2.6. SECURITY INTEREST ABSOLUTE. All rights of the Nalco Agent and the security interests granted to the Nalco Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of

            a) any lack of validity or enforceability of the Purchase Agreement, the Purchaser Note or any Collateral Document;

            b) the failure of any Nalco Party

                 (i) to assert any claim or demand or to enforce any right or remedy against the Purchaser, any other Obligor or any other Person



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under  the  provisions  of the  Purchase  Agreement,  the  Purchaser  Note,  any
Collateral Document or otherwise, or

                 (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Purchaser Obligation of the Purchaser or any other Obligor;

            c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Purchaser Obligations or any other extension, compromise or renewal of any Purchaser Obligations of the Purchaser or any other Obligor;

            d) any reduction, limitation, impairment or termination of any Purchaser Obligations of the Purchaser or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Purchaser Obligations of the Purchaser, any other Obligor or otherwise;

            e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Purchase Agreement, the Purchaser Note or any Collateral Document;

            f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Purchaser Obligations of the Company or any other Obligor; or

            g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Purchaser, any other Obligor, any surety or any guarantor.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         Each Pledgor represents and warrants unto each Nalco Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and Pledged Warrants) by such Pledgor to the Nalco Agent of any Collateral, as follows:

         SECTION 3.1. POWER, AUTHORITY, ETC. Each Pledgor has power and authority to execute, deliver and perform its obligations under this Pledge Agreement and to pledge the Collateral pledged by it pursuant hereto.



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     SECTION 3.2. DUE AUTHORIZATION,  NON-CONTRAVENTION,  ETC. The execution and delivery by each Pledgor of this Pledge Agreement, and the performance by each Pledgor of its obligations hereunder, the pledge of the Collateral provided for herein by such Pledgor and all other actions incidental to any thereof have been duly authorized by all necessary action, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any organizational document or contract, agreement, indenture, instrument or other document of such Pledgor or any law or governmental regulation or court decree or order and will not result in or require the creation or imposition of any Lien on any of such Pledgor's properties pursuant to the provisions of any such contract, agreement, indenture, instrument or document.

         SECTION 3.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Pledgor of this Pledge Agreement. No Pledgor is an investment company within the meaning of the Investment Company Act of 1940 or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

         SECTION 3.4. VALIDITY, ETC. This Pledge Agreement has been duly executed and delivered by each Pledgor, constitutes the legal, valid and binding obligation of each Pledgor enforceable in accordance with its terms and creates a valid security interest in the Collateral of each Pledgor securing the payment of the Purchaser Obligations.

         SECTION 3.5. OWNERSHIP, NO LIENS, ETC. Each Pledgor is the legal and beneficial owner of (and has full right and authority to pledge and assign) any Collateral pledged and assigned to the Nalco Agent by such Pledgor pursuant hereto, free and clear of all Liens, except any lien or security interest granted pursuant hereto in favor of the Nalco Agent.

         SECTION 3.6. VALID SECURITY INTEREST. The delivery of such Collateral to the Nalco Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Purchaser Obligations. No filing or other action will be necessary to perfect or protect such security interest.

     SECTION 3.7. AS TO PLEDGED SHARES AND PLEDGED WARRANTS. In the case of any Pledged Shares and Pledged Warrants constituting such Collateral, all of such Pledged Shares and Pledged Warrants are duly authorized and validly issued, fully paid, and nonassessable, and constitute all of the issued and outstanding shares of capital stock, warrants to purchase capital stock and other debt and equity securities of the Pledged Share Issuer that are beneficially owned by the Pledgors.

         SECTION 3.8. AS TO ASSIGNED AGREEMENTS. Each Assigned Agreement (i) is legal, valid and binding on the Pledgor, is in full force and effect and shall continue in full

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                                                                               9






force and effect without penalty or other adverse consequence as a result of the assignment of such Assigned Agreement hereunder and (ii) to each Pledgor's best knowledge, is legal, valid and binding on the other parties thereto. None of the Pledgors and, to each Pledgors best knowledge, none of the other parties to any Assigned Agreement, are in breach of, or in default under, any Assigned Agreement.

         SECTION 3.9. AUTHORIZATION, APPROVAL, ETC. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

            a) for the pledge by any Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by any Pledgor; or

            b) for the exercise by the Nalco Agent of the voting or other rights provided for in this Pledge Agreement, or (except, with respect to any Pledged Shares or Pledged Warrants, as may be required in connection with a disposition of such Pledged Shares or Pledged Warrants by laws affecting the offering and sale of securities generally) the remedies in respect of the Collateral pursuant to this Pledge Agreement.

                                   ARTICLE IV.
                                    COVENANTS

     SECTION 4.1. PROTECT COLLATERAL; FURTHER ASSURANCES, ETC. No Pledgor will sell, assign, transfer, pledge, or encumber in any other manner any Collateral (except in favor of the Nalco Agent hereunder or in connection with a Permitted Transfer). Each Pledgor will warrant and defend the right and title herein granted unto the Nalco Agent by such Pledgor in and to the Collateral (and all right, title and interest represented by the Collateral pledged pursuant hereto by such Pledgor) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Nalco Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby and the priority of such security interest or to enable the Nalco Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 4.2. STOCK POWERS, ETC. Each Pledgor agrees that all Pledged Shares, all other shares of capital stock constituting Collateral and all Pledged Warrants delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Nalco Agent. Each Pledgor will, from time to time upon the request of the Nalco Agent, promptly deliver to the Nalco Agent such stock powers, instruments and similar documents,

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                                                                              10





satisfactory in form and substance to the Nalco Agent, with respect to the Collateral as the Nalco Agent may request and will, from time to time upon the request of the Nalco Agent made at any time when an Event of Default shall have occurred and be continuing, promptly transfer any Pledged Shares, any other shares of capital stock constituting Collateral and any Pledged Warrants pledged by such Pledgor pursuant hereto into the name of any nominee designated by the Nalco Agent.

     SECTION 4.3. CONTINUOUS PLEDGE. Each Pledgor will, at all times, keep pledged to the Nalco Agent pursuant hereto all Pledged Shares pledged by such Pledgor pursuant hereto and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto all Pledged Warrants pledged by such Pledgor pursuant thereto, all Distributions with respect thereto (including, without limitation, all Pledged Shares issued pursuant to the exercise of Pledged Warrants) and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Collateral pledged by such Pledgor pursuant hereto.

         SECTION 4.4. VOTING AND EXERCISE RIGHTS; DIVIDENDS, ETC. Each Pledgor agrees:

            a) after any Event of Default shall have occurred and be continuing, promptly upon receipt thereof by such Pledgor and without any request therefor by the Nalco Agent, to deliver (properly endorsed where required hereby or requested by the Nalco Agent) to the Nalco Agent all Dividends, Distributions (to the extent any such Distribution was not theretofore required to be furnished to the Nalco Agent pursuant to SECTION 4.3), all interest, all principal, all other cash payments, and all proceeds of the Collateral pledged by such Pledgor pursuant hereto, all of which shall be applied by the Nalco Agent as additional Collateral in accordance with SECTION 6.4;

            b) after any Event of Default shall have occurred and be continuing and the Nalco Agent has notified any Pledgor of the Nalco Agent's intention to exercise its voting power under this SECTION 4.4(B)

                 (i) the Nalco Agent may exercise (to the exclusion of such Pledgor) the voting power, exercise rights and all other incidental rights of ownership with respect to any Pledged Shares, any other shares of capital stock constituting Collateral and any Pledged Warrants pledged by such Pledgor pursuant hereto, and each Pledgor hereby grants the Nalco Agent an irrevocable proxy, exercisable under such circumstances, to vote such Pledged Shares and such other Collateral and to exercise such Pledged Warrants; and

                 (ii) promptly to deliver to the Nalco Agent such additional proxies and other documents as may be necessary to allow the Nalco Agent to exercise such voting power and exercise rights.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by any Pledgor but which such Pledgor is then obligated to deliver to the Nalco Agent, shall, until delivery to the Nalco Agent, be held by such Pledgor separate and apart from its other property in trust for the Nalco Agent. The Nalco Agent agrees that unless an Event of Default shall have occurred and be continuing and the Nalco Agent shall have given the notice referred to in SECTION 4.4(B), (i) each Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral pledged by such Pledgor pursuant hereto and the Nalco Agent shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral, and (ii) each Pledgor shall have the exclusive rights to exercise any Pledged Warrants pledged by such Pledgor pursuant hereto and the Nalco Agent shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise such Pledged Warrants; PROVIDED that no vote shall be cast, or consent, waiver or ratification given, or exercise or action taken by such Pledgor that would impair any Collateral or be inconsistent with or violate any applicable provision of the Purchase Agreement or this Pledge Agreement).

         SECTION  4.5.   SPECIAL   PROVISIONS   WITH  RESPECT  TO  THE  ASSIGNED
AGREEMENTS.

            a) Each Pledgor shall at its expense:

                 (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by the Nalco Agent; and

     (ii) furnish to the Nalco Agent, promptly upon receipt thereof, (A) copies of all Assigned Agreements and, subject to CLAUSE (B) of this Section, any amendments, amendments and restatements, supplements, modifications, and waivers thereto and any consents and approvals relating thereto, in each case certified by an officer of such Pledgor, and (B) copies of all notices, requests and other documents received by such Pledgor under or pursuant to the Assigned Agreements, and from time to time (C) furnish to the Nalco Agent such information and reports regarding the Assigned

Agreements as the Nalco Agent may reasonably request and (D) upon request of the Nalco Agent make to the other parties under the Assigned Agreements such demands and requests for information and reports or for action as such Pledgor is entitled to make under the Assigned Agreements.

            b) No Pledgor shall (without the written consent of Secured Party):

                 (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                 (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

                 (iii) waive any default under or breach of the Assigned Agreements;

                 (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

                 (v) take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of such Pledgor thereunder or that would impair the interest or rights of the Nalco Agent and the other Nalco Parties.

                                   ARTICLE V.
                                 THE NALCO AGENT

         SECTION 5.1. NALCO AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints the Nalco Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Nalco Agent's discretion, to take any action and to execute any instrument which the Nalco Agent may reasonably deem necessary or advisable to perfect, maintain and protect the Nalco Agent's security interests in and Liens on and against the Collateral granted or purported to be granted hereby, PROVIDED that if an Event of Default has not occurred, the Nalco Agent has first reasonably requested such Pledgor to take such action or to execute such instrument and such Pledgor has been unable or unwilling to take such action or to execute such instrument, and PROVIDED FURTHER that such Pledgor shall have a reasonable period of time to take such action or execute such instrument prior to the occurrence and continuance of an Event of Default. Each Pledgor hereby irrevocably appoints the Nalco Agent such Pledgors attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Nalco Agent's discretion from and after the occurrence of an Event of Default, to take any action and to execute any instrument which the Nalco Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement in a manner consistent with the exercise of its rights and remedies pursuant to this Pledge Agreement, including, without limitation:

            a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            b) to receive, endorse, and collect any drafts or other instruments, documents and chaftel paper, in connection with clause (A) above; and

            c) to file any claims or take any action or institute any proceedings which the Seller may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Nalco Agent with respect to any of the Collateral;

Each Pledgor hereby acknowledges, consents and agrees that, subject to the LAST TWO SENTENCES of SECTION 2.5, the powers of attorney granted pursuant to this Section are irrevocable and coupled with an interest.

     SECTION 5.2. NALCO AGENT MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, the Nalco Agent may itself perform, or cause performance of, such agreement, and the expenses of the Nalco Agent incurred in connection therewith shall be payable by the Pledgors pursuant to SECTION 6.5.

         SECTION 5.3. NALCO AGENT HAS NO DUTY. The powers conferred on the Nalco Agent hereunder are solely to protect its interest (on behalf of the Nalco Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Nalco Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Nalco Agent has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. REASONABLE CARE. The Nalco Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED that the Nalco Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral pledged by any Pledgor pursuant hereto, if it takes such action for that purpose as such Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Nalco Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI.
                                    REMEDIES

         SECTION 6.1. CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing:

     a) The Nalco Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell or assign the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Nalco Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Nalco Agent may deem commercially reasonable. Each Pledgor agrees at least ten (10) days' prior notice to the applicable Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Nalco Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Nalco Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            b) The Nalco Agent may

                 (i) transfer all or any part of the Collateral into the name of the Nalco Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                 (ii) notify the parties obligated on any of the Collateral to make payment to the Nalco Agent of any amount due or to become due thereunder,

                 (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period), any obligations of any nature of any party with respect thereto,

                 (iv) endorse any checks, drafts or other writings in any Pledgors name to allow collection of the Collateral,

                 (v) take control of any proceeds of the Collateral, and

                 (vi) execute (in the name, place and stead of any Pledgor) endorsements, assignments, stock powers and other instruments of assignment, conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2. SECURITIES LAWS. If the Nalco Agent shall determine to exercise its right to sell or assign all or any of the Collateral pursuant to
SECTION 6.1, each Pledgor agrees that, upon request of the Nalco Agent, such Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law; including, without limitation, exercising any registration rights under any of the Assigned Agreements.

         SECTION 6.3. COMPLIANCE WITH RESTRICTIONS. Each Pledgor agrees that in any sale or assignment of any of the Collateral, the Nalco Agent is hereby authorized to comply with any limitation or restriction in connection with such sale or assignment as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or assignment or of the purchaser by any governmental regulatory authority or official, and such Pledgor further agrees that such compliance shall not result in such sale or assignment being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Nalco Agent be liable or accountable to such Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.4. APPLICATION OF PROCEEDS. All cash proceeds received by the Nalco Agent in respect of any sale or assignment of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Nalco Agent, be held by the Nalco Agent as additional collateral security for the Purchaser Obligations, or then or at any time thereafter be applied in whole or in part by the Nalco Agent against, all or any part of the Purchaser Obligations.

         Any surplus of such cash or cash proceeds held by the Nalco Agent and remaining after payment in full of all the Purchaser Obligations shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 6.5. INDEMNITY AND EXPENSES. Each Pledgor hereby indemnifies and holds harmless the Nalco Agent and each other Nalco Party from and against any and all claims, losses and liabilities arising out of or resulting solely from this Pledge Agreement

(including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting solely from the Nalco Agent's or such Nalco Party's negligence or willful misconduct. Upon demand, each Pledgor will pay to the Nalco Agent the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Nalco Agent may incur in connection with:

            a) the custody,  preservation,  use or operation  of, or the sale or
assignment  of,   collection  from,  or  other  realization  upon,  any  of  the
Collateral;

            b) the exercise or enforcement of any of the rights of the Nalco Agent hereunder if the Nalco Agent or the Nalco Parties are the prevailing party in any such proceeding; or

            c) the failure by any Pledgor to perform or observe any of the provisions hereof.

     All of the foregoing fees, costs and expenses shall be part of the Purchaser Obligations and shall be secured by the Collateral.

         The foregoing indemnity shall survive termination of this Pledge Agreement.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

     SECTION 7.1. REINSTATEMENT; AMENDMENTS, ETC. If any payment made in respect of any Purchaser Obligations is rescinded or must otherwise be restored by any Nalco Party and, pursuant to SECTION 2.5, the security interest granted herein shall have terminated, this Pledge Agreement and such security interest shall be reinstated and otherwise restored all as though such payment had not been made. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgors herefrom shall in any event be effective unless the same shall be in writing and signed by the Nalco Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 7.2. PROTECTION OF COLLATERAL. The Nalco Agent may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Nalco Agent may from time to time take any other action which the Nalco Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 7.3. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be given, and shall become effective, in the manner specified in SECTION 12.5 of the Purchase Agreement, addressed or delivered to it at its address set forth beneath its signature hereto.

         SECTION 7.4. SECTION CAPTIONS. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION 7.5. SEVERABILITY. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION 7.6. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 7.7. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY
INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS. THIS PLEDGE AGREEMENT AND THE PURCHASE AGREEMENT CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7.8. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE NALCO PARTIES OR ANY PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE NALCO AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY

BE FOUND. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 7.9. WAIVER OF JURY TRIAL. EACH PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE NALCO PARTIES OR ANY PLEDGOR. EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SELLER ENTERING INTO THE PURCHASE AGREEMENT.

         SECTION 7.10. CONFLICTS WITH PURCHASE AGREEMENT. Notwithstanding anything in this Pledge Agreement to the contrary, in the event of a conflict or inconsistency between this Pledge Agreement and the Purchase Agreement, the provisions of this Pledge Agreement shall govern to the extent of such conflict or inconsistency.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                  /s/ RALPH E. BAILEY
                                  --------------------------------------
                                  Name:          Ralph E. Bailey

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------


                                  /s/ DOUGLAS G. BAILEY
                                  --------------------------------------
                                  Name:          Douglas G. Bailey

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------


                                  /s/ NOLAN R. SCHWARTZ
                                  --------------------------------------
                                  Name:          Nolan R. Schwartz

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------


                                  /s/ GUY C. HECKMAN
                                  --------------------------------------
                                  Name:          Guy C. Heckman

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------

                                  /s/ J. WILLIAM DRAKE
                                  --------------------------------------
                                  Name:         J. William Drake

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------


                                  /s/ ROBERT M. DAVENPORT
                                  --------------------------------------
                                  Name:         Robert M. Davenport

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------


                                  /s/ BETSY S. KENYON
                                  --------------------------------------
                                  Name:         Betsy S. Kenyon

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------


                                  /s/ LINDSAY G. MORTNER
                                  --------------------------------------
                                  Name:         Lindsay G. Mortner

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------

                                  /s/ JAMES G. HANNOOSH
                                  --------------------------------------
                                  Name:         James G. Hannoosh

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------


                                  /s/ GENEVE E. HENDRICKS
                                  --------------------------------------
                                  Name:         Geneve E. Hendricks

                                  Address for Notices:

                                  --------------------------------------
                                  --------------------------------------
                                  --------------------------------------


                                ACKNOWLEDGED AND AGREED TO as of the
                                date first above written

                                NALCO FT, INC., in its individual capacity and as agent for the Nalco Parties

                                By:      /s/
                                      ----------------------------------------
                                Name:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------

                                                                  ATTACHMENT 1


ITEM A.         PLEDGED SHARES AND WARRANTS

PLEDGOR         PLEDGED SHARE ISSUER                        STOCK

                                                   Number       Number of Shares
                                                 of Pledged      Represented by
                                       CLASS        SHARES      PLEDGED WARRANTS

[individuals]   Fuel Tech, N.V.        Common     4,750,000        3,000,000

Item B.         ASSIGNED AGREEMENTS.
                [registration rights
                 agreement]